                            IGEN INTERNATIONAL, INC.
                                    FORM 10-Q
                     FOR THE QUARTER ENDED DECEMBER 31, 1998

                                  EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                     DECEMBER 31,                       DECEMBER 31,
                                                                 1998             1997             1998              1997
                                                              -----------    -------------     -------------    ---------------
Weighted average number of common shares outstanding               15,322           15,157            15,306             15,082
                                                              -----------    -------------     -------------    ---------------
Net loss                                                      $    (3,242)   $      (3,039)    $      (9,562)   $        (8,996)
Plus accrued Series B convertible preferred stock dividend           (493)               -            (1,465)                 -
                                                              -----------    -------------     -------------    ---------------
Loss attributable to common shareholders                      $    (3,735)   $      (3,039)    $     (11,027)   $        (8,996)
                                                              -----------    -------------     -------------    ---------------
                                                              -----------    -------------     -------------    ---------------

Loss per share - basic and diluted                            $     (0.24)   $       (0.20)    $       (0.72)   $         (0.60)
                                                              -----------    -------------     -------------    ---------------
                                                              -----------    -------------     -------------    ---------------
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